brands

FIRST AMENDMENT TO SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This First Amendment to the Separation Agreement and Release of All Claims is made and effective this 11th day of December, 2018, by and between Dunkin' Brands, Inc. (the "Company" or "Dunkin'") and Richard J. Emmett ("Employee").

WHEREAS, on October 10, 2018 Dunkin' entered into a Separation Agreement and Release of All Claims (the "Agreement") with Employee regarding the terms and conditions of the separation of his employment with the Company;

WHEREAS, the parties have agreed to amend the Agreement with the terms below;

NOW, THEREFORE in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

A. The above recitals are true and correct and, with all the instruments referenced therein, are incorporated herein by reference.

B. The parties agree to amend the Agreement as follows:

1. All references to six (6) months of the employer share of COBRA premium subsidies in paragraph 6(d) of the Agreement shall be replaced with twelve (12) months.

All other terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has executed this Amendment to the Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

Richard J. Emmett

Dunkin' Brands, Inc.

By: Edward T. Manley

Title V.P., HR.